UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 13, 2008

MOTHERS WORK, INC.

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

456 North 5th Street

Philadelphia, PA 19123

(Address of Principal Executive Offices)

(215) 873-2200

(Registrant’s telephone number, including
area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2008, the Compensation Committee of the Mothers Work, Inc. (the “Company”) Board of Directors approved increases to the base salary rates for each of the executive officers named below effective as of October 1, 2008 (the beginning of fiscal year 2009).  The following table sets forth the annual base salary rates for each of the executive officers who received increases as of the end of fiscal year 2008 and the new rates for fiscal year 2009.

Executive Officer	Title	Base Salary Rate at end of FY 2008	Base Salary Rate for FY 2009
Rebecca C. Matthias (1)	President and Chief Creative Officer	$542,439	$571,731
Lisa Hendrickson (2)	Chief Merchandising Officer	$425,000	$433,768

(1)     Represents an increase in base salary equal to the percentage change in the Consumer Price Index (CPI), which is the minimum increase allowed by Mrs. Matthias’ employment agreement.

(2)     Ms. Hendrickson’s last base salary rate increase was effective January 24, 2008 with her promotion to Chief Merchandising Officer.  The base salary rate increase for Ms. Hendrickson represents a 2.06% base salary rate increase, which equals a 3.0% annualized increase prorated for the slightly more than eight month period since her last increase.

The Company will provide additional information regarding the compensation awarded to its executive officers in respect of and during the fiscal year ended September 30, 2008, in the proxy statement for the Company’s 2009 annual meeting of stockholders, which is expected to be filed with the Securities and Exchange Commission in December 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: October 16, 2008	MOTHERS WORK, INC.

	By:	/s/ Judd P. Tirnauer
Judd P. Tirnauer
Senior Vice President & Chief Financial Officer